(OMNI ENERGY SERVICES CORP. LOGO)           NEWS RELEASE            Nasdaq: OMNI
--------------------------------------------------------------------------------
                  4500 NE Evangeline Thwy o Carencro, LA 70520
                     Phone 337-896-6664 o Fax 337-896-6655


FOR IMMEDIATE RELEASE                                                  NO. 04-15

FOR MORE INFORMATION CONTACT: G. Darcy Klug, Chief Financial Officer
PHONE: (337) 896-6664

                        OMNI REPORTS FIRST QUARTER PROFIT
 Revenues Jump 85%, Cash Flow From Operations Up 70% Despite Start-Up Costs and
                            Poor Weather Conditions

         CARENCRO, LA - MAY 17, 2004 - OMNI ENERGY SERVICES CORP. (NASDAQ NM:
OMNI), reported today net income of $0.1 million ($0.01 per diluted share) on revenues of $11.5 million for the three month period ended March 31, 2004. This compares to a net loss of $0.01 million, or ($0.01) per diluted share, for the three month period ended March 31, 2003 on revenues of $6.2 million. Cash flow from operations (operating income plus depreciation and amortization) totaled $1.7 million, a 70% improvement over the $1.0 million of operating cash flow reported for the same three month period ended March 31, 2003.

         Including preferred stock dividends of $0.5 million, OMNI reported a net loss applicable to common and common equivalent shares of ($0.04) per diluted share for the first quarter of 2004. There were no preferred stock dividends for the same three-month period ended March 31, 2003. The Company previously announced the redemption of all of its Series A Preferred Stock and most of its Series B Preferred Stock.

         OMNI's improved first quarter operating results were partially offset by substantial "start-up" costs associated with the commencement of the Company's aviation contract with W&T Offshore. The Company also reported its improved results were achieved in spite of abnormally poor weather conditions during a significant portion of the quarter. The first quarter is generally the Company's most difficult operating period due to normally poor weather conditions and the shorter working days of the winter months.

         "We are very pleased with our first quarter results in spite of poor weather conditions and higher than normal operating expenses," said James C. Eckert, Chief Executive Officer. "Shorter work days and the normal permit delays associated with the winter months make the first quarter generally our slowest and most difficult three month operating period. This quarter was no exception - February was as 'wet' a month as we've experienced in a long time," continued Eckert. "Reporting a first quarter operating profit with impressive revenue increases in each of our business segments and strong cash flow bodes well for OMNI," added Eckert. "Our seismic drilling backlog remains strong. Our aviation division has commenced the long awaited W&T Offshore contract and now, we've received certification from the Federal Aviation Administration to transport 'ten (10) or more' passengers . This new approval significantly enhances our aviation revenue base by dramatically extending the services we can offer our customers," said Eckert. "By coupling our strong operating results with our increased liquidity, we remain confident we will achieve the record levels of profitability and cash flows previously anticipated for 2004. Further, we are well positioned to decrease debt and capitalize on a number of significant strategic business opportunities, which are now presenting themselves for imminent consideration," concluded Eckert. "As I have stated in earlier comments, OMNI is poised for strong strategic growth which should provide added shareholder value as we move through 2004. Our management team is confident of its abilities and the needed dynamics to accomplish our operating goals."

         Headquartered in Carencro, LA, OMNI Energy offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and through its aviation division, transportations services to oil and gas companies operating in the shallow, offshore waters of the Gulf of Mexico. The company provides its services through several business units: Seismic Drilling, Helicopter Support, Permitting and Seismic Survey. OMNI's services play a significant role with geophysical companies who have operations in marsh, swamp, shallow water and the U.S. Gulf Coast also called transition zones and contiguous dry land areas also called highland zones.

         Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks associated with OMNI's dependence on activity in the oil and gas industry, labor shortages, international expansion, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the outcome of the pending litigation and other risks detailed in the Company's filings with the Securities and Exchange Commission.

                           OMNI ENERGY SERVICES CORP.
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                   Three Months Ended March 31,
                                                                                 -------------------------------
                                                                                    2004                2003
                                                                                 -----------         -----------
                                                                                 (unaudited)         (unaudited)
Operating revenue                                                                  $ 11,496            $  6,207
Operating expenses                                                                    9,490               5,158
                                                                                   --------            --------
Gross profit                                                                          2,006               1,049
General and administrative expenses                                                   1,477               1,060
                                                                                   --------            --------
Operating income (loss)                                                                 529                 (11)
Interest expense                                                                        415                 210
Other income (expense)                                                                  (29)                  6
                                                                                   --------            --------
Income (loss) before taxes                                                               85                (215)
Income taxes                                                                             --                (100)
                                                                                   --------            --------
Net income (loss)                                                                        85                (115)
Preferred stock dividends                                                              (485)                 --
                                                                                   --------            --------
Net loss applicable to common and common equivalent shares                         $   (400)           $   (115)
                                                                                   ========            ========

Basic earnings (loss) per common share:
    Net income (loss)                                                              $   0.01            $  (0.01)
    Net loss applicable to common and common equivalent shares                     $  (0.04)           $  (0.01)
Diluted earnings (loss) per common share:
    Net income (loss)                                                              $   0.01            $  (0.01)
    Net loss applicable to common and common equivalent shares                     $  (0.04)           $  (0.01)


Weighted average shares outstanding:
    Basic                                                                             9,966               8,740
    Diluted                                                                          10,666               8,740